SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 4, 2010

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

470 Park Avenue South 16th FL, New York, NY 10010
Address of principal executive offices

Registrant’s telephone number, including area code: (212) 518-8474

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registration’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement

On October 4, 2010, we entered into a written employment agreement with Chris Hadsall. Pursuant to the terms and conditions of the employment agreement:

▪	Mr. Hadsall will serve as Chief Operating Officer of our company for a period of three years;

▪	Mr. Hadsall will earn a base salary of $120,000 for the first 12 months, and will be entitled to increases thereafter as determined by our board of directors;

▪	Mr. Hadsall will be eligible for an annual bonus as determined by our board of directors; and

▪	Mr. Hadsall will be entitled to participate in any employee benefit plans, as established by our board of directors.

On October 4, 2010, we entered into a written employment agreement with Joseph Connell. Pursuant to the terms and conditions of the employment agreement:

▪	Mr. Connell will serve as President of our company for a period of three years;

▪
Mr. Connell will earn a base salary of $250,000 for the first 12 months, and will be entitled to increases thereafter as determined by our board of directors.  (He agreed to a reduction in his salary to $125,000 until such time as we achieve a positive net income);

▪	Mr. Connell will be eligible for an annual bonus as determined by our board of directors; and

▪	Mr. Connell will be entitled to participate in any employee benefit plans, as established by our board of directors.

Both Messrs. Hadsall and Connell signed agreements to keep certain information confidential and not compete with or solicit from our company for a period of time.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the employment agreement filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2010, our board of directors appointed Chris Hadsall to serve as Chief Operating Officer.  He shall serve as our Chief Operating Officer until removed by our board of directors.

Mr. Hadsall, 36, served as an Intelligence Officer for the United States Marine Corps from 1997 to 2006.  After serving in the Marine Corps, Mr. Hadsall worked as a Regional Manager for Professional Staffing ABTS from 2006 until 2009.  While at Professional Staffing ABTS he guided the day-to-day operations, business development and customer relations for the west coast expansion.  From 2007 to the present he maintains his role as the Executive Director of the VET Foundation where he designed, developed and implemented a holistic reintegration program that teaches wounded, ill and injured veterans a life altering transition methodology.

Mr. Hadsall’s past military and business experience make him well suited to serve as our Chief Operating Officer.  His facilitation in the workup and deployment of support for Operation Iraqi Freedom while serving as an Intelligence Officer for the Marine Corps, as well as his familiarity in running the day-to-day operations and business development as a Regional Manager for Professional Staffing ABTS will make him a valuable asset to our company.

There were no arrangements or understanding between Mr. Hadsall and any other person pursuant to which he was selected as a director.

Mr. Hadsall has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

On October 5, 2010 we issued a press release regarding Mr. Hadsall’s appointment. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement and Confidentiality, Invention Assignment, Conflict of Interest and Non-Compete Agreement with Chris Hadsall dated October 4, 2010
10.2	Employment Agreement and Confidentiality, Invention Assignment, Conflict of Interest and Non-Compete Agreement with Joseph Connell, dated October 4, 2010
99.1	Press Release issued on October 5, 2010, announcing the appointment of Mr. Hadsall to the board of directors and COO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: October 5, 2010